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                                         INVESTMENT SUB-ADVISORY AGREEMENT

         THIS AGREEMENT, made this 30th day of March, 2006, by and between AMERICAN CENTURY GLOBAL INVESTMENT
MANAGEMENT, INC., a Delaware corporation registered as an Investment Adviser under the Investment Advisers Act of
1940 (the "Adviser") and TEMPLETON INVESTMENT COUNSEL, LLC, a Delaware limited liability company registered as an
Investment Adviser under the Investment Advisers Act of 1940 (the "Sub-Adviser").

         WHEREAS, the Adviser is the Investment Adviser to the American Century International Value Fund (the
"Fund") of American Century World Mutual Funds, Inc. ("ACWMF"), an open-end diversified management investment company of the series type, registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund is represented by a separate class of capital stock of ACWMF; and

         WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish it with portfolio selection and related research and statistical services in connection with the Adviser's investment advisory activities on behalf of the Fund, and the Sub-Adviser desires to furnish such services to the Adviser;

         NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, it is agreed as follows:

         1. APPOINTMENT OF SUB-ADVISER

         In accordance with and subject to the Management Agreement (the "Investment Advisory Agreement") between
ACWMF and the Adviser dated March 30, the Adviser hereby appoints the Sub-Adviser to perform portfolio selection services described herein for investment and reinvestment of the Fund's investment assets, subject to the control and direction of ACWMF's Board of Directors, for the period and on the terms hereinafter set forth. The
Sub-Adviser accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the
Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

         2. OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY THE SUB-ADVISER

         (a) The Sub-Adviser shall provide the following services and assume the following obligations with respect to the Fund:

         (1) The investment of the assets of the Fund shall at all times be subject to the applicable provisions of the Articles of Incorporation, the Bylaws, the Registration Statement, the current Prospectus and the
Statement of Additional Information of ACWMF relating to the Fund and shall conform to the investment objectives, policies and restrictions of the Fund as set forth in such documents and as interpreted from time to time by the
Board of Directors of ACWMF and by the Adviser.

         Within the framework of the investment objectives, policies and         restrictions of the Fund, and
subject to the supervision of the Adviser and the Fund's Board of Directors, the Sub-Adviser shall have the sole and exclusive responsibility for the making and execution of all investment decisions for the Fund.

         (2) In carrying out its obligations to manage the investments and reinvestments of the assets of the
Fund, the Sub-Adviser shall: (1) obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Fund's investment portfolio or are under consideration for inclusion therein; (2) formulate and implement a continuous investment program for the Fund consistent with the investment objective and related investment policies for the Fund as set forth in ACWMF's registration statement, as amended; and (3) take such steps as are necessary to implement the aforementioned investment program by purchase and sale of securities including the placing, or directing the placement through an affiliate of the Sub-Adviser, of orders for such purchases and sales. (3) In connection with the purchase and sale of securities of the Fund, the Sub-Adviser shall arrange for the transmission to the Adviser and the Custodian for the Fund on a daily basis such confirmation, trade tickets and other documents as may be necessary to enable them to perform their administrative responsibilities with respect to the Fund's investment portfolio. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Adviser shall arrange for the automatic transmission of the I.D. confirmation of the trade to the Custodian of the Fund. The Sub-Adviser shall render such reports to the Adviser and/or to ACWMF's Board of Directors concerning the investment activity and portfolio composition of the Fund in such form and at such intervals as the Adviser or the Board may from time to time require. (4) The Sub-Adviser shall, in the name of the Fund, place or direct the placement of orders for the execution of portfolio transactions in accordance with the policies with respect thereto, as set forth in ACWMF's
Registration Statement, as amended from time to time, and under the Securities Act of 1933 and the 1940 Act. In connection with the placement of orders for the execution of the Fund's portfolio transactions, the Sub-Adviser shall create and maintain all necessary brokerage records of the Fund in accordance with all applicable laws, rules and regulations, including but not limited to, records required by Section 31(a) of the 1940 Act. All records shall be the property of ACWMF and shall be available for inspection and use by the Securities and
Exchange Commission, ACWMF or any person retained by ACWMF. Where applicable, such records shall be maintained by the Sub-Adviser for the period and in the place required by Rule 31a-2 under the 1940 Act.  (5) In placing orders or directing the placement of orders for the execution of portfolio transactions, the Sub-Adviser shall select brokers and dealers for the execution of the Fund's transactions. In selecting brokers or dealers to execute such orders, the Sub-Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Sub-Adviser's investment research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the
Securities Exchange Act of 1934, as amended, that the Sub-Adviser may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Sub-Adviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Fund or the Sub-Adviser's overall responsibilities to the Sub-Adviser's discretionary accounts. (b) The Sub-Adviser shall use the same skill and care in providing services to the Fund as it uses in providing services to fiduciary accounts for which it has investment responsibility. The Sub-Adviser will conform with all applicable rules and regulations of the Securities and Exchange Commission.

         3. EXPENSES

         During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement.

         4. COMPENSATION

         In payment for the investment sub-advisory services to be rendered by the Sub-Adviser in respect of the
Fund hereunder, the Adviser shall pay to Sub-Adviser as full compensation for all services hereunder a fee computed at an annual rate which shall be a percentage of the average daily value of the net assets of the Fund.
The fee shall be accrued daily and shall be based on the net asset values of all of the issued and outstanding shares of the Fund as determined as of the close of each business day pursuant to the Articles of Incorporation,
Bylaws and currently effective Prospectus and Statement of Additional Information of ACWMF as they relate to the
Fund. The fee shall be payable in arrears on the last day of each calendar month.  The amount of such annual fee, as applied to the average daily value of the net assets of the Fund shall be as described in the schedule below:

         Assets Fee
         On the first $100 million in assets .50%
         On the assets in excess of $100 million .40%

         5. RENEWAL AND TERMINATION

         This Agreement shall become effective as of the date first written above and shall continue until July
31, 2007, and shall continue thereafter so long as such continuance is specifically approved at least annually by
(i) the Board of Directors of ACWMF or (ii) a vote of a majority of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a vote of the majority of the Board of
Directors who are not interested persons of any party to this Agreement, by a vote cast at a meeting called for the purpose of voting on such approval. The annual approvals provided for herein shall be effective to continue this Agreement from year to year if given within a period beginning not more than ninety (90) days prior to July
31 of each applicable year, notwithstanding the fact that more than three hundred sixty-five (365) days may have elapsed since the date on which such approval was last given. This Agreement may be terminated at any time without payment of penalty: (i) by ACWMF's Board of Directors or by a vote of a majority of the outstanding voting securities of the Fund on sixty days' prior written notice, or (ii) by either party hereto upon sixty days' prior written notice to the other. This Agreement will terminate automatically upon any termination of the
Investment Advisory Agreement or in the event of its assignment. The terms "interested person," "assignment" and
"vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act.

         6. GENERAL PROVISIONS

         (a) The Sub-Adviser may rely on information reasonably believed by it to be accurate and reliable.
Except as may otherwise be provided by the 1940 Act, neither the Sub-Adviser nor its officers, directors, employees or agents shall be subject to any liability for any error of judgment or mistake of law or for any loss arising out of any investment or other act or omission in the performance by the Sub-Adviser of its duties under this Agreement or for any loss or damage resulting from the imposition by any government or exchange control restrictions which might affect the liquidity of the Fund's assets, or from acts or omissions of custodians or securities depositories, or from any war or political act of any foreign government to which such assets might be exposed, provided that nothing herein shall be deemed to protect, or purport to protect, the Sub-Adviser against any liability to ACWMF or to its shareholders to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of the Sub-Adviser's reckless disregard of its obligations and duties hereunder.

         (b) The Adviser and ACWMF's Board of Directors understand that the value of investments made for the
Fund may go up as well as down, is not guaranteed and that investment decisions will not always be profitable.
The Adviser has not made and is not making any guarantees, including any guarantee as to any specific level of performance of the Fund. The Adviser and ACWMF's Board of Directors acknowledge that the Fund is designed for investors seeking international diversification and is not intended as a complete investment program. They also understand that investment decisions made on behalf of the Fund by the Sub-Adviser are subject to various market and business risks, and that investing in securities of companies in emerging countries involves special risks which are not typically associated with investing in U.S. companies. Risks include but are not limited to, foreign currency fluctuations, investment and repatriation restrictions, and political and social instability.
Although the Sub-Adviser intends to invest in companies located in countries which the Sub-Adviser considers to have relatively stable and friendly governments, ACWMF's Board of Directors accepts the possibility that countries in which the Sub-Adviser invests may expropriate or nationalize properties of foreigners, may impose confiscatory taxation or exchange controls, including suspending currency transfers from a given country, or may be subject to political or diplomatic developments that could affect investments in those countries.

         (c) This Agreement shall not be or become effective unless and until it is or has been approved by the
Board of Directors of ACWMF, including a majority of the Directors who are not "interested persons" to parties to this Agreement, by a vote cast in person at a meeting called for the purpose of voting upon such approval.

         (d) The Adviser understands that the Sub-Adviser now acts, will continue to act, or may act in the future, as investment adviser to fiduciary and other managed accounts, including other investment companies, and the Adviser has no objection to the Sub-Adviser so acting, provided that the Sub-Adviser duly performs all obligations under this Agreement. The Adviser also understands that the Sub-Adviser may give advice and take action with respect to any of its other clients or for its own account which may differ from the timing or nature of action taken by the Sub-Adviser with respect to the Fund. Nothing in this Agreement shall impose upon the
Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale, with respect to the Fund, any security which the Sub-Adviser or its shareholders, directors, officers, employees or affiliates may purchase or sell for its or their own account(s) or for the account of any other client.

         (e) Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the right of the Sub-Adviser, or the right of any of its officers, directors or employees who may also be an officer, director or employee of ACWMF, or person otherwise affiliated with ACWMF (within the meaning of the 1940 Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.

         (f) Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Wisconsin. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (g) Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the appropriate party at the following address: the Adviser, ACWMF and the Fund at 4500 Main Street,
Kansas City, Missouri 64111, Attention: General Counsel, and the Sub-Adviser at 500 East Broward Boulevard, Suite
2100, Fort Lauderdale, Florida 33394.

         (h) Sub-Adviser agrees to notify Adviser of any change in Sub-Adviser's officers and directors within a reasonable time after such change.

         (i) Adviser will vote the Fund's investment securities in accordance with its proxy voting policy and procedures. Sub-Adviser shall not be responsible for any such voting.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

AMERICAN CENTURY GLOBAL INVESTMENT MANAGEMENT, INC.


By: /s/ Charles A. Etherington_________
         Charles A. Etherington
         Senior Vice President & Deputy General Counsel

TEMPLETON INVESTMENT COUNSEL, LLC


By: /s/ Gary P. Motyl______________
         Gary P. Motyl
         President

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